 Filed pursuant to Rule 424(b)(4)
 Registration No. 333-267676
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 30, 2022)
12,500,000 Shares
DoubleVerify Holdings, Inc.
Common Stock
The selling stockholders identified in this prospectus supplement are selling 12,500,000 shares of our common stock. We are not selling any shares of our common stock under this prospectus supplement and we will not receive any proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the symbol “DV.” On March 3, 2023, the closing price of our common stock as reported on the NYSE was $27.71 per share.
See “Risk Factors” beginning on page S-5 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission, or the “SEC,” nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters named in this prospectus supplement have agreed to purchase the shares of our common stock offered by this prospectus supplement from the selling stockholders at a price of $26.50 per share, which will result in approximately $331.25 million in total net proceeds to the selling stockholders. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The underwriters have the option to purchase within 30 days from the date of this prospectus supplement up to an additional 1,875,000 shares from certain of the selling stockholders at the public offering price less the underwriting discount. We will not receive any proceeds from the sale of our common stock pursuant to any exercise of the underwriters’ option to purchase additional shares.
The underwriters expect to deliver the shares against payment in New York, New York on March 8, 2023.

J.P. MorganBarclays

Prospectus Supplement dated March 6, 2023

Prospectus Supplement

Prospectus
You should rely only on the information contained in this prospectus supplement and any free writing prospectus we may authorize to be delivered to you. We have not, and the selling stockholders and the underwriters have not, authorized anyone to provide any information or to make any representation other than, or in addition to, those contained in this prospectus supplement or in any free writing prospectus we have prepared. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date, regardless of the time of delivery of this prospectus supplement and any sale of shares of our common stock.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus supplement provides to you specific information about our common stock that the selling stockholders are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling stockholders and other information that you should know before investing. Because the accompanying prospectus provides general information about us, some of the information therein may not apply to this offering. This prospectus supplement describes the specific details regarding the offering and adds to, updates and changes information contained in the accompanying prospectus. To the extent that the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” of this prospectus supplement, before investing in our common stock.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus prepared by or on behalf of us. None of the Company, the selling stockholders or the underwriters have authorized anyone to provide to you different information, and neither we, the selling stockholders nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and neither we, the selling stockholders nor the underwriters are making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its date.

S-ii

MARKET AND INDUSTRY DATA
This prospectus supplement includes or incorporates by reference industry and market data and forecasts pertaining to the industry and markets of DoubleVerify Holdings, Inc. (“DoubleVerify”), including market sizes, market share, market positions and other industry data. Such information is based on our analysis of multiple sources, including publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and consultants and our own estimates based on internal company data and our management’s knowledge of and experience in the market sectors in which we compete (together, the “Company Data Analysis”). The third-party information contained within the Company Data Analysis has primarily been derived or extrapolated from reports prepared or published by Ad Age, Magna Global and The Harris Poll. We have not independently verified the market and industry data from third-party sources, and thus the accuracy and completeness of such information cannot be guaranteed. This information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in surveys of market size.

S-iii

SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We own various service marks, trademarks and trade names, such as DoubleVerify, our “DV DoubleVerify” logo design, DV Authentic Ad, DV Authentic Attention, DV Pinnacle, Authentic Brand Safety and Authentic Brand Suitability, which we deem particularly important to the marketing activities conducted by each of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are without the® and™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus supplement also may contain trademarks, service marks and trade names of third parties that are the property of their respective owners. We do not intend our use or display of third-party names or marks to imply ownership rights to such names or marks, or relationships with, or endorsements of us by, any third party.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed under the caption “Risk Factors” in this prospectus supplement and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC (which is incorporated by reference herein).
Unless the context otherwise requires, the terms “we,” “us,” “our” and the “Company,” as used in this prospectus supplement, refer to DoubleVerify and its consolidated subsidiaries.
Our Company
We are a leading software platform for digital media measurement and analytics. Our mission is to create stronger, safer, more secure digital transactions that drive optimal outcomes for global advertisers. Through our software platform and the metrics it provides, we help preserve the fair value exchange between buyers and sellers of digital media.
The advertising industry continues to shift from traditional mediums to an expanding array of digital channels and platforms. Digital advertisers have historically relied on inconsistent, self-reported data from a large number of publishers, social channels and programmatic platforms, making it difficult to form an accurate, unbiased view of how and where their ad budgets are spent. As objectionable content and ad fraud have proliferated across the Internet and other digital channels, advertisers are utilizing independent, third-party solutions to protect their brand equity and optimize the performance of their digital media investments.
Our technology addresses this need by providing unbiased data analytics that enable advertisers to increase the effectiveness, quality and return on their digital advertising investments. Our proprietary DV Authentic Ad metric is our definitive metric of digital media quality, which measures whether a digital ad is displayed in a fraud-free, brand-suitable environment and is fully viewable in the intended geography. Our software platform delivers this metric to our customers in real time, allowing them to access critical performance data on their digital ads. Customers then leverage our data analytics to improve the efficiency of their digital advertising investments by avoiding wasted media spend on blocked or fraudulent ads and to optimize their media strategies in real time by verifying their highest performing ads and content.
Our software platform is integrated across the entire digital advertising ecosystem, including programmatic platforms, social media channels and digital publishers. We deliver unique data analytics through our customer interface, DV Pinnacle, to provide detailed insights into our customers’ media performance on both direct and programmatic media buying platforms and across all key digital media channels (including social, video, mobile in-app and connected TV (“CTV”)), formats (including display and video) and devices (including mobile, desktop and connected televisions). Our technology enables programmatic media traders to evaluate approximately 300 billion transactions daily, ensuring that a digital ad meets the advertiser-defined quality criteria before it is purchased. We also analyze more than 11 billion digital ad transactions daily, measuring whether ads are delivered in a fraud-free, brand-suitable environment and are fully viewable in the intended geography. Our software platform and unique position in the advertising ecosystem allows us to develop a significant data asset that accumulates over time as we measure an increasing number of media transactions. We are able to leverage our data asset across our existing solutions as well as expand the data asset to launch new solutions that address the evolving needs of advertisers.
Our blue-chip customer base includes many of the largest global brands. We serve over 1,000 customers that are diversified across all major industry verticals, including consumer packaged goods, financial services, telecommunications, technology, automotive and healthcare. In 2022, we had 78 customers who each represented at least $1 million of annual revenue, up from 64 such customers in 2021 and 45 and 41 such customers in 2020 and 2019, respectively, with no customer representing more than 10% of our revenue in

2022, 2021 or 2020. In addition to locations in which we currently have a remote or contracted workforce, we serve our customers globally through our offices or commercial operations in 21 locations across 17 countries, including the United States, the United Kingdom, Israel, Singapore, Australia, Brazil, Germany and the United Arab Emirates.
We generate revenue from our advertising customers based on the volume of media transactions, or ads, that our software platform measures (“Media Transactions Measured”), for which we receive an analysis fee (“Measured Transaction Fee”), enabling us to grow as our customers increase their digital ad spend and as we integrate into new channels and platforms. We have long-term relationships with many of our customers, with an average relationship of almost over seven years for our top 75 customers and over eight years for both our top 50 and 25 customers, and ongoing contractual agreements with a substantial portion of our customer base. We have maintained exceptional customer retention with gross revenue retention rates of over 95%, and 100% retention of our top 75 customers, in each of 2022, 2021 and 2020. We are also able to increase revenue per customer as we introduce new solutions, which has resulted in a compounded annual growth rate in average revenue for our top 100 customers of 35% from 2019 to 2022. The combination of high customer retention and multiple upsell opportunities has resulted in net revenue retention rates of 127% in 2022, 126% in 2021 and 123% in 2020. With respect to our overall business, we have delivered strong historical revenue growth, with a compounded annual growth rate of 35% from 2019 to 2022.

Our Corporate Information
DoubleVerify is a Delaware corporation. Our principal executive offices are located at 462 Broadway, New York, NY 10013, and our telephone number is (212) 631-2111. Our website is www.doubleverify.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus supplement.
Summary Risk Factors
Our common stock is subject to a number of risks, including risks that may make the market price of our common stock become volatile and decline, regardless of our operating performance, which you should consider before making a decision to invest in our common stock. These risks are discussed more fully under the caption “Risk Factors” in this prospectus supplement. Among the factors that could affect our stock price are:
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actual or anticipated fluctuations in our quarterly operating results;

•
changes in securities analysts’ estimates of our financial performance or lack of research coverage and reports by industry analysts;

•
actions by institutional stockholders or other large stockholders (including Providence Equity Partners L.L.C (the “Providence Investor”)), including future sales of our common stock;

•
failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices; and

•
the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference.

Emerging Growth Company Status
The Company was an emerging growth company, as defined in the JOBS Act for the year ended December 31, 2021. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company elected to use this extended transition period for complying with certain new or revised accounting standards during the year ended December 31, 2021.
As a result, the Company’s financial statements for periods prior to and during which it was an emerging growth company may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
The Company no longer meets the requirement of being an emerging growth company and has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as a large accelerated filer.

The Offering
Common stock offered by the selling stockholders
12,500,000 shares.
Option to purchase additional shares from the selling stockholders
1,875,000 shares
Common stock outstanding
165,416,643 shares as of December 31, 2022.
Use of proceeds
We will not receive any proceeds from the sale of our common stock in this offering, including from any exercise by the underwriters of their option to purchase additional shares from the selling stockholders. The selling stockholders will receive all of the net proceeds and bear all of the underwriting discounts and commissions attributable to their sale of our common stock in this offering, and we will bear the remaining expenses. See “Use of Proceeds.”
Dividend policy
We currently do not anticipate paying dividends on our common stock for the foreseeable future. Any future determination to pay dividends on our common stock will be subject to the discretion of our board of directors and depend upon various factors. In addition, our ability to pay dividends may be limited by the agreements governing the New Revolving Credit Facility or any indebtedness we may incur in the future. See “Dividend Policy.”
Stock exchange symbol
“DV”
The number of shares of our common stock outstanding excludes:
•
11,860,887 shares of common stock issuable upon exercise of options outstanding as of December 31, 2022 at a weighted average exercise price of $13.43 per share;

•
3,153,518 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2022;

•
30,897,864 shares of common stock reserved for future issuance under our 2021 Omnibus Equity Incentive Plan, or the “2021 Equity Plan,” as well as any shares of common stock that become available pursuant to provisions in the 2021 Equity Plan that automatically increase the share reserve under our 2021 Equity Plan as of December 31, 2022; and

•
4,516,704 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or “ESPP,” as well as any shares of common stock that become available pursuant to provisions in the ESPP that automatically increase the share reserve under our ESPP as of December 31, 2022.

Unless otherwise indicated, all information in this prospectus supplement:
•
gives effect to the sale of 12,500,000 shares of common stock by the selling stockholders in this offering; and

•
assumes no exercise by the underwriters of their option to purchase additional shares from the selling stockholders.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making an investment decision. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I — Item 1A — Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be updated by our annual, quarterly and current reports that we have filed or may file with the SEC after the date of this prospectus supplement and that are incorporated by reference in this prospectus supplement and in the accompanying prospectus. The risks described below are not the only ones facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.
Risks Related to Our Common Stock and This Offering
The market price of our common stock may be volatile and could decline regardless of our operating performance.
The market price of our common stock may fluctuate significantly based on a number of factors, many of which are outside of our control. Among the factors that could affect our stock price are:
•
actual or anticipated fluctuations in our quarterly operating results;

•
changes in securities analysts’ estimates of our financial performance or lack of research coverage and reports by industry analysts;

•
actions by institutional stockholders or other large stockholders (including the Providence Investor), including future sales of our common stock;

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failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

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industry, regulatory or general market conditions;

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domestic and international economic factors unrelated to our performance;

•
changes in our customers’ or partners’ preferences;

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changes in law or regulation;

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lawsuits, enforcement actions and other claims by third parties or governmental authorities;

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adverse publicity related to us or another industry participant;

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announcements by us of significant impairment charges;

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speculation in the press or investment community;

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investor perception of us and our industry;

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changes in market valuations or earnings of similar companies;

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announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;

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war, terrorist acts and epidemic disease;

•
any future offerings of our common stock or other securities;

•
additions or departures of key personnel; and

•
misconduct or other improper actions of our employees.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.
Future sales of shares by us or our existing stockholders could cause our stock price to decline.
Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of December 31, 2022, we had 165,447,865 issued and 165,416,643 outstanding shares of common stock. Following the completion of this offering, a portion of these shares will be immediately tradable without restriction under the Securities Act of 1933, as amended (the “Securities Act”), except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). As of December 31, 2022, there were stock options outstanding to purchase a total of 11,860,887 shares of our common stock and 3,153,518 outstanding restricted stock units (each restricted stock unit representing the right to receive one share of common stock upon vesting).
The remaining shares of common stock outstanding and held by our existing stockholders as of the completion of this offering will be restricted securities within the meaning of Rule 144, but will be eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701 under the Securities Act (“Rule 701”), subject to the lock-up agreements entered into in connection with this offering.
In connection with this offering, we will agree, subject to certain exceptions described herein, not to dispose of or hedge any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock until the date that is 45 days after the date of this prospectus supplement, except with the prior written consent of J.P. Morgan Securities LLC and Barclays Capital Inc. In addition, certain of our executive officers and directors and the selling stockholders will agree, subject to certain exceptions described herein, not to sell, transfer or dispose of or hedge, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock until the date that is 45 days after the date of this prospectus supplement, except with the prior written consent of J.P. Morgan Securities LLC and Barclays Capital Inc.
Following the expiration of the lock-up period described above, all such shares are expected to be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701. In addition, our significant stockholders may distribute shares that they hold to their investors who themselves may then sell into the public market following the expiration of the lock-up period. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. The market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.
In the future, we may issue additional shares of common stock or other equity or debt securities convertible into or exercisable or exchangeable for shares of our common stock in connection with a financing, strategic investment, litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.
Following this offering, certain anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws will become automatically effective, which could discourage, delay or prevent a change of control of our company and may affect the trading price of our common stock.
Following this offering, Providence will cease to beneficially own at least 40% of the outstanding shares of our common stock, which will cause certain anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws (the “amended and restated bylaws”) to become automatically effective. These provisions may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our amended and restated certificate of incorporation and amended and restated bylaws collectively:
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limit the ability of stockholders to remove directors only for cause;

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prohibit stockholders from calling special meetings of stockholders;

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prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders; and

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require the approval of holders of at least 66 2∕3% in voting power of the outstanding shares of our capital stock to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation.

These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if the provisions are viewed as discouraging takeover attempts in the future.
Our amended and restated certificate of incorporation and amended and restated bylaws may also make it difficult for stockholders to replace or remove our management. Furthermore, the existence of the foregoing provisions, as well as the significant amount of common stock that Providence owns, may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and information currently available to management. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, industry outlook and growth strategies or expectations.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus supplement, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
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our ability to respond to technological development and evolving industry standards;

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our ability to compete with our current and future competitors;

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our ability to retain existing customers, obtain new customers and generate revenue from new customers;

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system failures, security breaches, cyberattacks or natural disasters that could interrupt the operation of our platform and data centers;

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our reliance on demand- and supply-side advertising platforms, ad servers and social platforms to accept and integrate with our technology;

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economic downturns and unstable market conditions;

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our ability to integrate businesses acquired;

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acquired businesses may disrupt our ongoing business, and the benefits of the acquisition may not be realized and could expose us to unknown costs and liabilities;

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the ability of our integration partners to accurately and timely pay us;

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defects, errors or inaccuracies associated with our platform;

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our long and time-consuming sales cycles;

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our ability to retain our senior management team and other key personnel and to hire additional qualified personnel;

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our environmental, social and governance efforts and meeting our stakeholders’ expectations relating to such practices;

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the application, interpretation and enforcement of digital advertising and data privacy and protection laws and regulations;

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the impact of public criticism of digital advertising technology on our business;

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the assertion of third-party intellectual property rights and our ability to protect and enforce our intellectual property rights;

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our ability to manage our business and conduct our operations internationally;

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our exposure to foreign currency exchange rate fluctuations;

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our use of “open source” software;

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seasonal fluctuations in advertising activity;

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our limited operating history;

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adverse developments in the tax laws and regulations;

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our estimates of market opportunity and forecasts of market growth may prove to be inaccurate;

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impairment of goodwill or other intangible and long-lived assets;

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restrictions contained in our senior secured revolving credit facility;

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future sales of shares by us or our existing stockholders;

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lack of research or misleading or unfavorable research published about our business by securities or industry analysts;

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the significant influence over us by funds affiliated with the Providence Investor;

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future offerings of debt or equity securities that would rank senior to our common stock;

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our ability to maintain an effective system of internal controls;

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our ability to fulfill our obligations incident to being a public company, including compliance with the Securities Exchange Act of 1934 (the “Exchange Act”) and the requirements of the NYSE, the Sarbanes-Oxley Act and the Dodd-Frank Act;

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the possibility of being subject to securities class action litigation due to future stock price volatility; and

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other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC (which is incorporated by reference herein).

You should read this prospectus supplement, including the uncertainties and factors discussed under “Risk Factors,” completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements attributable to us or persons acting on our behalf that are made in this prospectus supplement are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus supplement, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of our common stock in this offering. We are not selling any shares of our common stock under this prospectus supplement, nor will we receive any proceeds from any sales of our common stock by the selling stockholders, including pursuant to any exercise by the underwriters of their option to purchase additional shares from the selling stockholders. The selling stockholders will bear any underwriting discounts, selling commissions and transfer taxes attributable to their sale of our common stock in this offering, and we will bear the remaining expenses.

DIVIDEND POLICY
We do not intend to declare or pay dividends on our common stock for the foreseeable future. We currently intend to use our future earnings, if any, to fund our growth, including for working capital needs, acquisitions and general corporate purposes. Any future determination to pay dividends on our common stock will be subject to the discretion of our board of directors and depend upon various factors, including our results of operations, financial condition, liquidity requirements, capital requirements, level of indebtedness, contractual restrictions imposed by the New Revolving Credit Facility and the agreements governing any indebtedness we or our subsidiaries may incur in the future, restrictions imposed by Delaware law, general business conditions and other factors that our board of directors may deem relevant.
We did not declare or pay any dividends on our common stock in 2021, 2022 or to date in 2023.

SELLING STOCKHOLDERS
The following table sets forth information as of February 21, 2023 with respect to the beneficial ownership of our common stock by each of the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 165,537,166 shares of our common stock outstanding as of February 21, 2023.
Except as otherwise indicated in the footnotes to this table, the selling stockholder listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering Assuming the Underwriters’ Option Is Not Exercised(1)(2)		Shares Beneficially Owned After the Offering Assuming the Underwriters’ Option Is Exercised in Full(1)(2)
Name and Address of Selling Stockholder	Number of Shares Owned	Percent of Common Stock Before the Offering (%)	Shares Offered	Number of Shares Owned	Percent of Common Stock After the Offering (%)	Number of Shares Owned	Percent of Common Stock After the Offering (%)
Providence VII U.S. Holdings L.P. (3)(4)	67,108,388	40.5%	12,419,952	54,688,436	33%	52,825,444	31.9%
Providence Butternut Co-Investment L.P.(4)(5)	432,520	*	80,048	352,472	*	340,464	*

*
Less than one percent.

(1)
Providence VII U.S. Holdings L.P. has granted the underwriters an option to purchase up to an additional 1,862,992 shares.

(2)
Providence Butternut Co-Investment L.P. has granted the underwriters an option to purchase up to an additional 12,008 shares.

(3)
Represents shares of common stock held by Providence VII U.S. Holdings L.P. Providence VII U.S. Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partners are Providence VII Global Holdings L.P. and Providence Equity Partners VII-A L.P. Providence VII Global Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partner is Providence Equity Partners VII L.P. Providence Equity Partners VII L.P.’s general partner is Providence Equity GP VII L.P., whose general partner is PEP VII International Ltd. The sole shareholder of PEP VII International Ltd. is Providence Fund Holdco (Domestic ECI) L.P., whose general partner is Providence Managing Member L.L.C. Providence Equity Partners VII-A L.P.’s general partner is Providence Equity GP VII-A L.P., whose general partner is PEP VII-A International Ltd. The sole shareholder of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Each of Providence Managing Member L.L.C. and Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence VII U.S. Holdings L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips,

Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the shares held by Providence VII U.S. Holdings L.P. The address for each of Providence VII U.S. Holdings L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.
(4)
For information regarding certain material relationships between the selling stockholders and the Company, see “Certain Relationships and Related Person Transactions” included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022, which is incorporated by reference in this prospectus supplement.

(5)
Represents shares of common stock held by Providence Butternut Co-Investment L.P. Providence Butternut Co-Investment L.P.’s general partner is Providence Equity GP VII-A L.P. The general partner of Providence Equity GP VII-A L.P. is PEP VII-A International Ltd. The sole shareholder of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence Butternut Co-Investment L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the shares held by Providence Butternut Co-Investment L.P. The address for each of Providence Butternut Co-Investment L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, foreign pension funds, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other pass-through entities for United States federal income tax purposes, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that, for U.S. federal income tax purposes, is:
•
an individual who is neither a citizen nor a resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is not created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate that is not subject to U.S. federal income tax on income from non-U.S. sources that is not effectively connected with the conduct of a trade or business in the United States; or

•
a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and the particular partner. Any such entity or partner of such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.
PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Common Stock
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S.

federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty. A Non-U.S. Holder that wishes to claim the benefit of an applicable treaty rate and avoid backup withholding for dividends, as discussed below, will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend on a net income basis in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
A Non-U.S. Holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
The foregoing discussion is subject to the discussion below under “— FATCA Withholding” and “— Information Reporting and Backup Withholding.”
Sale, Exchange or Other Disposition of Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:
(i)
such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty), subject to certain adjustments;

(ii)
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

(iii)
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond our control, including the value of our assets, there can be no assurance that we will not become a United States real property holding corporation. If we were a United States real property holding corporation during the period described in clause (iii) above, gain recognized by a Non-U.S. Holder generally would be treated as income effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, with the consequences described in clause (i) above (except that the branch profits tax would not apply), unless such Non-U.S. Holder owned (directly and constructively) five percent or less of our common stock throughout such period, and our common stock is treated as “regularly traded on an established securities market” at any time during the calendar year of such sale, exchange or other disposition.
The foregoing discussion is subject to the discussion below under “FATCA Withholding” and “Information Reporting and Backup Withholding.”
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions on Common Stock,” the withholding under FATCA may be credited against such other withholding tax. Each Non-U.S. Holder should consult its own tax advisor regarding these requirements and whether they may be relevant to the Non-U.S. Holder’s ownership and disposition of our common stock.
Information Reporting and Backup Withholding
Distributions on our common stock made to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such distributions generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UNDERWRITING
We, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered hereby. Subject to certain conditions, the underwriters have agreed to purchase, at a price of $26.50 per share, the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares indicated in the following table. J.P. Morgan Securities LLC and Barclays Capital Inc. are the underwriters.
Underwriters	Number of Shares
J.P. Morgan Securities LLC	6,250,000
Barclays Capital Inc.	6,250,000
Total	12,500,000
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have the option to purchase within 30 days from the date of this prospectus supplement up to an additional 1,875,000 shares from certain of the selling stockholders at a price of $26.50 per share. If any additional shares are purchased pursuant to this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters right to reject any order in whole or in part.
The underwriters propose to offer the shares of our common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principals. The underwriters may receive from purchasers of the shares nominal brokerage commissions in amounts agreed with the purchasers. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares of common stock may be deemed underwriting compensation.
In connection with this offering, we will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock for a period of 45 days after the date of this prospectus supplement, except with the prior written consent of J.P. Morgan Securities LLC and Barclays Capital Inc. This agreement will not apply to (i) shares of common stock to be sold in this offering, (ii) issuances of common stock by us upon the exercise of options or the settlement of restricted stock units outstanding as of the date of this prospectus supplement or issued after the date of this prospectus supplement pursuant to our equity plans described herein, or (iii) issuances or transfers of common stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement and disclosed herein. In addition, certain of our executive officers and directors and the selling stockholders will agree not to sell, transfer or dispose of or hedge, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock until the date that is 45 days after the date of this prospectus supplement, except with the prior written consent of J.P. Morgan Securities LLC and Barclays Capital Inc. This agreement will be subject to certain specified exceptions, including: (i) transfers as bona fide gifts or for bona fide estate planning purposes; (ii) transfers to an immediate family member or to any trust for the benefit of the lock-up signatory or such immediate family member, or if the lock-up signatory is a trust, to a trustor or beneficiary of the trust; (iii) transfers upon death or by will, testamentary document or intestate succession; (iv) transfers (other than by certain of our officers and our directors) in connection with a sale of the lock-up signatory’s shares acquired from the underwriters in this offering or in open market transactions after the completion of this offering; (v) sales or transfers of shares of common stock in connection with the payment of tax withholdings or remittance payments due with respect to the exercise of stock options, vesting or settlement of restricted stock units or other rights to purchase shares of common stock; (vi) dispositions of shares of common stock to us, or the withholding of shares of common stock by us, in connection with the payment of tax withholdings or remittance payments due with respect to the exercise of stock options, vesting or settlement of restricted stock units or other rights to purchase shares of common stock; (vii) distributions to limited partners, general partners, limited liability company members or other equityholders or to another legal entity or investment fund managed by or affiliated with such legal entity; (viii) transfers by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement; (ix) transfers to us in connection with the repurchase of common stock issued pursuant to equity awards granted under an equity incentive plan described in this prospectus supplement or pursuant to the agreements pursuant to which such shares were issued, upon termination of the lock-up signatory’s relationship with us; (x) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change of control approved by our board of directors; (xi) pursuant to an existing written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the lock-up signatory; (xii) in the case of a lock-up signatory that does not sell shares of common stock in this offering, pursuant to a new written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the lock-up signatory; provided that such signatory may not sell shares in excess of 20% of the sum of such signatory’s aggregate amount of shares and securities convertible into or exercisable or exchangeable for common stock (on an as-converted, as-exercised or as-exchanged basis) calculated as of the date of this prospectus supplement; (xiii) in the case of the Providence Investor, in connection with any pledge, hypothecation or other grant of a security interest in shares of common stock or securities convertible into or exchangeable for shares of common stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit; provided that no transfer or sale of such shares or securities to such lending institution shall be made during the lock-up period; (xiv) if the lock-up signatory is a corporation, transfers of the capital stock of the corporation to any of its wholly-owned subsidiaries; (xv) the establishment of a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the lock-up signatory; and (xvi) transfers by certain of our executive officers provided that the aggregate proceeds received by any such executive officer in connection with any such transfers during the lock-up period does not exceed $200,000.
Our common stock is listed on the NYSE under the symbol “DV.”
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering will be approximately $300,000. The selling stockholders will bear the underwriting discounts and commissions attributable to their sale of our common stock in this offering, and we will bear the remaining expenses. We have agreed to reimburse the underwriters for certain of its expenses in an amount not to exceed $40,000.
We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and reimbursement of expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Regulation:
•
To any legal entity that is a qualified investor as defined in the Prospectus Regulation;

•
To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of our common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129), and includes any relevant implementing measure in the Relevant Member State.
United Kingdom
An offer to the public of our common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

•
To any legal entity that is a qualified investor as defined under the UK Prospectus Regulation;

•
To fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
In any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of shares of our common stock shall require us or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or that do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets); (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters related to this offering will be passed upon for certain of the selling stockholders by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain legal matters related to this offering will be passed upon for certain of the selling stockholders by Maples Group, George Town, Cayman Islands.

EXPERTS
The financial statements of DoubleVerify Holdings, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus Supplement, and the effectiveness of DoubleVerify Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC an automatically effective registration statement on Form S-3 (the “Registration Statement”) with respect to the shares of our common stock being sold in this offering. You will find information about us and the common stock being sold in this offering in the Registration Statement and the exhibits thereto. For further information with respect to DoubleVerify and the common stock being sold in this offering, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site (http://www.sec.gov), from which interested persons can electronically access the Registration Statement, including the exhibits and any schedules thereto. Copies of the Registration Statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
DoubleVerify Holdings, Inc.
462 Broadway
New York, NY 10013
Attention: Investor Relations
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You can access these reports, proxy statements and other information without charge at the SEC’s website, which is listed above. You can also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://www.doubleverify.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or which may be accessed through our website or any other website identified herein, is part of, or incorporated into, this prospectus supplement. All website addresses in this prospectus supplement are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and until any offering of securities pursuant to this prospectus supplement is completed or otherwise terminated (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022; and

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the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on April 19, 2021, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and as amended by any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement except as so modified or superseded. In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement contained in the Registration Statement, but not delivered with the prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:
DoubleVerify Holdings, Inc.
Attn: Investor Relations
462 Broadway
New York, NY 10013
(212) 631-2111

PROSPECTUS
DoubleVerify Holdings, Inc.
79,040,908 Shares of Common Stock
The selling stockholders named in this prospectus may offer and sell up to an aggregate of 79,040,908 shares of common stock of DoubleVerify Holdings, Inc. from time to time in amounts, at prices and on terms that will be determined at the time of the offering.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. If required, the prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholders may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how, and the prices at which, the selling stockholders may elect to sell their shares of common stock in the section titled “Plan of Distribution” on page 16 of this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholders. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders. We will bear certain expenses of any offering of common stock, and the selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.
You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in our common stock.
Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 6 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
The common stock of DoubleVerify Holdings, Inc. is listed on the New York Stock Exchange under the symbol “DV.” The last reported sale price of our common stock on September 29, 2022 was $27.76 per share.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2022.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, references in this prospectus to the “Company,” “DV,” “DoubleVerify,” “we,” “us” and “our” mean DoubleVerify Holdings, Inc. and its consolidated subsidiaries.
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell shares of our common stock from time to time in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. If required by applicable law, each time the selling stockholders sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock.
Neither we, the selling stockholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.
You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We hold various service marks, trademarks and trade names, such as DoubleVerify, our logo design, DV Authentic Ad, DV Authentic Attention, DV Pinnacle, Authentic Brand Safety and Authentic Brand Suitability, which we deem particularly important to the marketing activities conducted by each of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus also may contain trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplements and the documents incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and information currently available to management. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, the applicable prospectus supplement or in the documents incorporated by reference herein or therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, industry outlook and growth strategies or expectations.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus, the applicable prospectus supplement and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
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our ability to respond to technological development and evolving industry standards;

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our ability to compete with our current and future competitors;

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our ability to retain existing customers, obtain new customers and generate revenue from new customers;

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system failures, security breaches, cyberattacks or natural disasters that could interrupt the operation of our platform and data centers;

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our reliance on demand- and supply-side advertising platforms, ad servers and social platforms to accept and integrate with our technology;

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economic downturns and unstable market conditions (including as a result of the COVID-19 pandemic and Russia’s invasion of Ukraine);

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our ability to integrate businesses acquired;

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acquired businesses may disrupt our ongoing business, and the benefits of the acquisition may not be realized and could expose us to unknown costs and liabilities;

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the ability of our integration partners to accurately and timely pay us;

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defects, errors or inaccuracies associated with our platform;

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our long and time-consuming sales cycles;

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our ability to retain our senior management team and other key personnel and to hire additional qualified personnel;

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our environmental, social and governance efforts and meeting our stakeholders’ expectations relating to such practices;

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the application, interpretation and enforcement of digital advertising and data privacy and protection laws and regulations;

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the impact of public criticism of digital advertising technology on our business;

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the assertion of third-party intellectual property rights and our ability to protect and enforce our intellectual property rights;

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our ability to manage our business and conduct our operations internationally;

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our use of “open source” software;

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seasonal fluctuations in advertising activity;

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our limited operating history;

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adverse developments in the tax laws and regulations;

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our estimates of market opportunity and forecasts of market growth may prove to be inaccurate;

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impairment of goodwill or other intangible and long-lived assets;

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restrictions contained in our senior secured revolving credit facility;

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future sales of shares by us or our existing stockholders;

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lack of research or misleading or unfavorable research published about our business by securities or industry analysts;

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the significant influence over us by funds affiliated with Providence Equity Partners L.L.C. (“Providence”);

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future offerings of debt or equity securities that would rank senior to our common stock;

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our ability to maintain an effective system of internal controls;

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our ability to fulfill our obligations incident to being a public company, including compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the NYSE, the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

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the possibility of being subject to securities class action litigation due to future stock price volatility.

You should read this prospectus, and the applicable prospectus supplement, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein and therein, completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements attributable to us or persons acting on our behalf that are made in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein or therein are qualified in their entirety by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

OUR COMPANY
We are a leading software platform for digital media measurement and analytics. Our mission is to create stronger, safer, more secure digital transactions that drive optimal outcomes for global advertisers. Through our software platform and the metrics it provides, we help preserve the fair value exchange between buyers and sellers of digital media.
The advertising industry continues to shift from traditional mediums to an expanding array of digital channels and platforms. Digital advertisers have historically relied on inconsistent, self-reported data from a large number of publishers, social channels and programmatic platforms, making it difficult to form an accurate, unbiased view of how and where their ad budgets are spent. As objectionable content and ad fraud have proliferated across the Internet and other digital channels, advertisers are utilizing independent, third-party solutions to protect their brand equity and optimize the performance of their digital media investments.
Our technology addresses this need by providing unbiased data analytics that enable advertisers to increase the effectiveness, quality and return on their digital advertising investments. Our proprietary DV Authentic Ad metric is our definitive metric of digital media quality, which measures whether a digital ad is displayed in a fraud-free, brand-suitable environment and is fully viewable in the intended geography. Our software platform delivers this metric to our customers in real time, allowing them to access critical performance data on their digital ads. Customers then leverage our data analytics to improve the efficiency of their digital advertising investments by avoiding wasted media spend on blocked or fraudulent ads and to optimize their media strategies in real time by verifying their highest-performing ads and content.
Our software platform is integrated across the entire digital advertising ecosystem, including programmatic platforms, social media channels and digital publishers. We deliver unique data analytics through our customer interface, DV Pinnacle, to provide detailed insights into our customers’ media performance on both direct and programmatic media buying platforms and across all key digital media channels (including social, video, mobile in-app and connected TV), formats (including display and video) and devices (including mobile, desktop and connected televisions). Our technology enables programmatic media traders to evaluate approximately 215 billion transactions daily (as of February 2022), ensuring that a digital ad meets the advertiser-defined quality criteria before it is purchased. We also analyze more than 7 billion digital ad transactions daily (as of February 2022), measuring whether ads are delivered in a fraud-free, brand-suitable environment and are fully viewable in the intended geography. Our software platform and unique position in the advertising ecosystem allow us to develop a significant data asset that accumulates over time as we measure an increasing number of media transactions. We are able to leverage our data asset across our existing solutions as well as expand the data asset to launch new solutions that address the evolving needs of advertisers.
Our principal executive offices are located at 462 Broadway, New York, NY 10013, and our telephone number is (212) 631-2111.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I — Item 1A — Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be updated by our annual, quarterly and current reports that we have filed or may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS
We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders. The selling stockholders will bear any underwriting discounts, selling commissions and transfer taxes attributable to their sale of our common stock, and we will bear the remaining expenses.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock, second amended and restated certificate of incorporation (the “amended and restated certificate of incorporation”) and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock currently consists of 1,000,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 1, 2022, there were 164,433,762 shares of our common stock issued and outstanding and no shares of preferred stock issued or outstanding.
Common Stock
Holders of our common stock are entitled:
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to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

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to receive, on a pro rata basis, dividends and distributions, if any, that our board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

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upon our liquidation, dissolution or winding-up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Our ability to pay dividends on our common stock is subject to the discretion of our board of directors.
The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.
The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.
As of September 1, 2022, we had 164,433,762 shares of common stock issued and outstanding and there were 124 holders of record of our common stock.
Preferred Stock
Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. No shares of our authorized preferred stock are currently issued or outstanding. Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Annual Stockholders Meeting
Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Voting
The affirmative vote of a plurality in voting power of the shares of our capital stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of a majority in voting power of the shares of our capital stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.
Board Designation Rights
We are party to a Stockholder’s Agreement, by and between DoubleVerify Holdings, Inc. and Providence VII U.S. Holdings L.P., dated as of April 20, 2021 (the “Stockholder’s Agreement”). The Stockholder’s Agreement governs the relationship between Providence and us following our initial public offering, including matters related to our corporate governance, such as board nomination rights and information rights. The Stockholder’s Agreement grants Providence the right to designate for nomination for election a number of nominees, whom we refer to as the “Providence Designees,” equal to: (i) at least a majority of the total number of directors comprising our board of directors at such time as long as Providence owns at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our board of directors at such time as long as Providence owns at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our board of directors at such time as long as Providence owns at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our board of directors at such time as long as Providence owns at least 20% but less than 30% of the outstanding shares of our common stock; and (v) at least 5% of the total number of directors comprising our board of directors at such time as long as Providence owns at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of Providence Designees that Providence is entitled to nominate pursuant to the formula outlined above, any fractional amounts will be rounded to the nearest whole number (but not below one so long as Providence owns at least 5% of the outstanding shares of our common stock) and the calculation will be made on a pro forma basis after taking into account any increase in the size of our board of directors.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
The provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.
Authorized but Unissued Shares of Common Stock.   Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While our authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock.   Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Classified Board of Directors.   In accordance with the terms of our amended and restated certificate of incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Under our amended and restated certificate of incorporation, our board of directors consists of such number of directors as may be determined from time to time by resolution of the board of directors, but in no event may the number of directors be less than one. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our amended and restated certificate of incorporation also provides that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director, subject to the Stockholder’s Agreement with respect to the director designation rights of Providence. Any director elected to fill a vacancy will hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors.   Our amended and restated certificate of incorporation provides that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority in voting power of the outstanding shares of capital stock then entitled to vote at an election of directors until Providence ceases to beneficially own at least 40% of the outstanding shares of our common stock. Thereafter, our amended and restated certificate of incorporation provides that directors may be removed only for cause upon the affirmative vote of holders of at least 66 2∕3% in voting power of the outstanding shares of capital stock then entitled to vote at an election of directors.
Special Meetings of Stockholders.   Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the Chairperson of our board of directors, or if there is no Chairperson, then by our Chief Executive Officer, or by a resolution adopted by a majority of our board of directors. Special meetings may also be called by our corporate secretary at the request of the holders of at least a majority in voting power of the outstanding shares of our capital stock until Providence ceases to beneficially own at least 40% of the outstanding shares of our common stock. Thereafter, stockholders are not permitted to call a special meeting of stockholders.
Stockholder Advance Notice Procedure.   Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not earlier than 120 days prior to the meeting and not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.
No Stockholder Action by Written Consent.   Our amended and restated certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders; provided that stockholder action may be taken by written consent in lieu of a meeting until Providence ceases to beneficially own at least 40% of the outstanding shares of our common stock.
Amendments to Certificate of Incorporation and Bylaws.   Our amended and restated certificate of incorporation provides that our amended and restated certificate of incorporation may be amended by both the affirmative vote of a majority of our board of directors and the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock then entitled to vote at any annual or special meeting of stockholders; provided that, at any time when Providence beneficially owns less than 40% of the outstanding shares of our common stock, specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2∕3% in voting power of the outstanding shares of our capital stock then entitled to vote at any annual or special meeting of stockholders, including the provisions governing:
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liability and indemnification of directors;

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corporate opportunities;

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the ability of stockholders to act by written consent;

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the ability of stockholders to call a special meeting;

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removal of directors for cause; and

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our classified board of directors.

In addition, our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors, or by the affirmative vote of our stockholders (x) as long as Providence beneficially owns at least 40% of the outstanding shares of our common stock, by at least a majority, and (y) thereafter, by at least 66 2∕3%, in voting power of the outstanding shares of our capital stock then entitled to vote at any annual or special meeting of stockholders.
These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.
Delaware Anti-Takeover Law.   In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in business combinations, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Our amended and restated certificate of incorporation provides that we have elected not to be subject to Section 203 of the DGCL for so long as Providence owns, directly or indirectly, at least 15% of the then-outstanding shares of our common stock. From and after the date that Providence ceases to own, directly or indirectly, at least 15% of the then-outstanding shares of our common stock, we will be governed by Section 203.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

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any breach of the director’s duty of loyalty;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

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unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

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any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.
We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to Providence or any of its affiliates, directors, officers, employees, members or partners, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither Providence nor any of its affiliates, directors, officers, employees, members or partners are generally liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer of DoubleVerify, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of DoubleVerify. To the fullest extent permitted by law, by becoming a stockholder in our company, stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation. Currently, Providence does not have any portfolio companies that would be considered direct competitors to DoubleVerify with respect to ad verification or similar software services.

Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers, other employees, agents or stockholders, (iii) any action or proceeding asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our amended and restated certificate of incorporation or our amended and restated bylaws) or (iv) any action or proceeding asserting a claim against us that is governed by the internal affairs doctrine, in each case, subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants; provided that, the exclusive forum provision does not apply to any action or proceeding brought to enforce any liability or duty created by the Exchange Act or any other action or proceeding asserting a claim for which the federal courts have exclusive jurisdiction; provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action or proceeding for lack of subject matter jurisdiction, such action or proceeding may be brought in another state or federal court sitting in the State of Delaware. Furthermore, our amended and restated certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.
Market Listing
Our common stock is listed on the NYSE under the symbol “DV”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS
The following tables set forth information as of September 1, 2022 with respect to the beneficial ownership of our common stock by the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The beneficial ownership percentages are based on 164,433,762 shares of our common stock outstanding as of September 1, 2022.
Except as otherwise indicated in the footnotes to this table, the selling stockholder listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
Name and address of selling stockholder	Number of Shares Owned	Percent of Voting Power (%)
Providence VII U.S. Holdings L.P.(1)(2)	77,867,524	47.4%
Providence Public Master L.P.(2)(3)	671,520	0.4%
Providence Butternut Co-Investment L.P.(2)(4)	501,864	0.3%

(1)
Represents shares of common stock held by Providence VII U.S. Holdings L.P. Providence VII U.S. Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partners are Providence VII Global Holdings L.P. and Providence Equity Partners VII-A L.P. Providence VII Global Holdings L.P.’s general partner is Providence Equity GP VII-A L.P., and limited partner is Providence Equity Partners VII L.P. Providence Equity Partners VII L.P.’s general partner is Providence Equity GP VII L.P., whose general partner is PEP VII International Ltd. The sole shareholder of PEP VII International Ltd. is Providence Fund Holdco (Domestic ECI) L.P., whose general partner is Providence Managing Member L.L.C. Providence Equity Partners VII-A L.P.’s general partner is Providence Equity GP VII-A L.P., whose general partner is PEP VII-A International Ltd. The sole shareholder of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Each of Providence Managing Member L.L.C. and Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence VII U.S. Holdings L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the shares held by Providence VII U.S. Holdings L.P. The address for each of Providence VII U.S. Holdings L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(2)
For information regarding certain material relationships between the selling stockholders and the Company, see “Certain Relationships and Related Person Transactions” included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022, which is incorporated by reference in this prospectus.

(3)
Represents shares of common stock held directly by Providence Public Master L.P. The general partner of Providence Public Master L.P. is Providence Public GP L.L.C. The sole shareholder of Providence Public GP L.L.C. is Providence Fund Holdco (Domestic) L.P., whose general partner is Providence Managing Member L.L.C. Providence Managing Member L.L.C. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence Public Master

L.P. are made by Providence Equity Partners L.L.C. The managing member of Providence Equity Partners L.L.C. is Providence Managing Member L.L.C. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the shares held by Providence Public Master L.P. The address for Providence Public Master L.P. and Providence Public GP L.L.C. is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.
(4)
Represents shares of common stock held by Providence Butternut Co-Investment L.P. Providence Butternut Co-Investment L.P.’s general partner is Providence Equity GP VII-A L.P. The general partner of Providence Equity GP VII-A L.P. is PEP VII-A International Ltd. The sole shareholder of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence Butternut Co-Investment L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the shares held by Providence Butternut Co-Investment L.P. The address for each of Providence Butternut Co-Investment L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

PLAN OF DISTRIBUTION
General
The selling stockholders and their pledgees, donees, transferees or other successors in interest, may sell the shares of our common stock covered by this prospectus using one or more of the following methods from time to time:
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to or through underwriters in a public offering;

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“at the market” to or through market makers or into an existing market for the securities;

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through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in privately negotiated transactions;

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through short sales (including short sales “against the box”);

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through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

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by pledge to secure debts and other obligations;

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in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

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through the distribution by any selling stockholder to its partners, members or shareholders;

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through a combination of any such methods; and

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through any other method permitted pursuant to applicable law.

Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.
To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information, to the extent required by law:
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the name or names of the selling stockholders and the amounts to be sold by them;

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the terms of the offering;

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the names of any underwriters or agents;

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the public offering price or the purchase price of the securities;

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any delayed delivery arrangements;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.
The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.
Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.
We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
The selling stockholders may elect to make an in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.
Indemnification
We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale of shares of our common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the common stock may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS
The financial statements as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and other information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at www.sec.gov.
Our Internet address is www.doubleverify.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investors” menu. The contents of our website are not incorporated into this prospectus or into our other filings with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and until any offering of securities pursuant to this prospectus is completed or otherwise terminated (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 8, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 10, 2022, and June 30, 2022, filed with the SEC on August 3, 2022;

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our Current Reports on Form 8-K filed with the SEC on January 19, 2022, June 15, 2022 and June 21, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022; and

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the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on April 19, 2021, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, and as amended by any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:
DoubleVerify Holdings, Inc.
Attn: Investor Relations
462 Broadway
New York, NY 10013
(212) 631-2111

12,500,000 Shares
DoubleVerify Holdings, Inc.
Common Stock

J.P. Morgan	Barclays